PROSPECTUS SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED JULY 24, 1998
TO PROSPECTUS DATED JULY 23, 1998)

                           $172,901,967 (APPROXIMATE)

                       CHASE MORTGAGE FINANCE CORPORATION
                                     SELLER

        MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-AS1

    Based upon the assumptions set forth in the attached Prospectus Supplement dated July 24, 1998 (the "Prospectus Supplement") under the heading "Prepayment and Yield Considerations", the following tables indicate the weighted average life of the Class IA-X and Class IIA-X Certificates and set forth the percentages of the original notional balance of each such Class that would be outstanding after each of the dates shown at various percentages of the Prepayment Model. The information set forth below supersedes the information with respect to the Class IA-X and Class IIA-X Certificates which appears on pages S-50 and S-51 of the Prospectus Supplement.

    Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

              PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                             MODEL SET FORTH BELOW

                                                                       CLASS IA-X(2)                              CLASS IIA-X(3)
                                               -------------------------------------------------------------  ----------------------
DISTRIBUTION DATE                                 0%          50%         100%         150%         200%         0%          50%
---------------------------------------------  ---------      ---         -----        -----        -----        ---         ---
Initial......................................        100         100          100          100          100         100         100
July 25, 1999................................         99          93           87           81           75          96          91
July 25, 2000................................         98          85           73           61           51          92          80
July 25, 2001................................         97          77           60           46           34          88          70
July 25, 2002................................         96          70           50           35           23          83          61
July 25, 2003................................         95          64           42           26           15          78          53
July 25, 2004................................         94          58           34           19           10          73          45
July 25, 2005................................         92          53           29           15            7          67          38
July 25, 2006................................         91          48           24           11            5          60          32
July 25, 2007................................         89          43           19            8            3          53          26
July 25, 2008................................         87          39           16            6            2          46          20
July 25, 2009................................         85          35           13            5            1          38          15
July 25, 2010................................         83          31           11            3            1          29          11
July 25, 2011................................         81          28            9            2            1          19           7
July 25, 2012................................         79          25            7            2            *           9           3
July 25, 2013................................         76          22            6            1            *           0           0
July 25, 2014................................         73          20            5            1            *           0           0
July 25, 2015................................         70          17            4            1            *           0           0
July 25, 2016................................         67          15            3            1            *           0           0
July 25, 2017................................         63          13            2            *            *           0           0
July 25, 2018................................         59          11            2            *            *           0           0
July 25, 2019................................         55          10            1            *            *           0           0
July 25, 2020................................         51           8            1            *            *           0           0
July 25, 2021................................         46           7            1            *            *           0           0
July 25, 2022................................         40           6            1            *            *           0           0
July 25, 2023................................         35           4            *            *            *           0           0
July 25, 2024................................         28           3            *            *            *           0           0
July 25, 2025................................         22           2            *            *            *           0           0
July 25, 2026................................         14           1            *            *            *           0           0
July 25, 2027................................          6           1            *            *            *           0           0
July 25, 2028................................          0           0            0            0            0           0           0
Weighted Average Life in years(1)............      20.27        9.44         5.53         3.77         2.81        8.83        6.02


DISTRIBUTION DATE                                 100%         150%         200%
---------------------------------------------     -----        -----        -----
Initial......................................         100          100          100
July 25, 1999................................          85           79           73
July 25, 2000................................          68           57           48
July 25, 2001................................          55           42           31
July 25, 2002................................          43           30           20
July 25, 2003................................          34           21           13
July 25, 2004................................          27           15            8
July 25, 2005................................          21           11            5
July 25, 2006................................          16            7            3
July 25, 2007................................          12            5            2
July 25, 2008................................           8            3            1
July 25, 2009................................           6            2            1
July 25, 2010................................           4            1            *
July 25, 2011................................           2            1            *
July 25, 2012................................           1            *            *
July 25, 2013................................           0            0            0
July 25, 2014................................           0            0            0
July 25, 2015................................           0            0            0
July 25, 2016................................           0            0            0
July 25, 2017................................           0            0            0
July 25, 2018................................           0            0            0
July 25, 2019................................           0            0            0
July 25, 2020................................           0            0            0
July 25, 2021................................           0            0            0
July 25, 2022................................           0            0            0
July 25, 2023................................           0            0            0
July 25, 2024................................           0            0            0
July 25, 2025................................           0            0            0
July 25, 2026................................           0            0            0
July 25, 2027................................           0            0            0
July 25, 2028................................           0            0            0
Weighted Average Life in years(1)............        4.33         3.26         2.56

------------------------------
(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
    (iii) dividing the sum by the total principal distribution on such Certificates.

(2) Indicates the percentage of the Class IA-X Notional Amount outstanding.

(3) Indicates the percentage of the Class IIA-X Notional Amount outstanding.

*   Less than 0.5% but greater than 0.0%.

                         ------------------------------

            The date of this Prospectus Supplement is July 31, 1998.